Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Chevron Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.75 per share	457(c) and 457(h)	410,187	$148.73	$61,007,112.51	0.00015310	$9,340.19

	Total Offering Amounts					$61,007,112.51		$9,340.19

	Total Fee Offsets							$9,340.19

	Net Fee Due							$0.00

(1)
This Registration Statement on Form
S-3
(this “
Registration Statement
”) registers offers and sales of 410,187 shares of the registrant’s common stock, par value $0.75 per share (the “
Chevron common stock
”) issuable to former employees, former directors and other former service providers (collectively, the “
Former Employees
”) of Noble Energy Corporation (“
Noble Energy
”) who were granted certain stock options, cash-settled restricted stock units, shares of restricted stock and notional shares of restricted stock of Noble Energy prior to the effective time of the merger (“
Merger
”) of Noble Energy with Chelsea Merger Sub Inc., a direct, wholly-owned subsidiary of the registrant (“
Merger Sub
”), pursuant to the Agreement and Plan of Merger, dated as of July 20, 2020 (“
Merger Agreement
”), among the registrant, Merger Sub and Noble Energy, and which have been assumed by the registrant in connection with the Merger. Pursuant to Rule 416(a), the number of shares of Chevron common stock being registered shall be adjusted to include any additional shares of Chevron common stock that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Assumed Equity Plans (as defined in the Registration Statement) and agreements evidencing outstanding awards thereunder.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “
Securities Act
”). The price per share of Chevron common stock is based on the average of the high and low prices reported for a share of Chevron common stock on the New York Stock Exchange on October 31, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Chevron Corporation Chevron U.S.A. Inc.	S-4	333-273642	August 3, 2023		$9,340.19	Debt	5.750% Senior Secured Notes due 2026	N/A	$84,756,715.06

Fee Offset Sources	Chevron Corporation Chevron U.S.A. Inc.	S-4	333-273642		August 3, 2023						$9,340.19

(3)
Chevron and Chevron U.S.A. Inc., a direct, wholly owned subsidiary of Chevron (“CUSA”), previously filed a Registration Statement on Form
S-4
with the Securities and Exchange Commission on August 3, 2023 (File No. 333-273642), as amended by Amendment No. 1 filed on August 15, 2023 (the “
Prior Registration Statement
”), which registered $750,000,000 aggregate principal amount of 5.750% Senior Secured Notes due 2026. In connection with the Prior Registration Statement, Chevron and CUSA paid a filing fee of $82,650.00, calculated in accordance with rule 457(o) under the Securities Act. No securities were sold pursuant to the Prior Registration Statement. On August 25, 2023, Chevron and CUSA withdrew the Prior Registration Statement, leaving $82,650.00 in previously paid fees available for future offset. In accordance with Rule 457(p) under the Securities Act, Chevron is using $9,340.19 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fees are due to be paid at this time.